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Exhibit 99.1

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

MBT Bancorp
West Harrison, Indiana

(Please Complete, Sign, Date and Return Promptly)

        The undersigned shareholder of MBT Bancorp ("Company"), West Harrison, Indiana, does hereby nominate, constitute and appoint Donald A. W. Patterson and Thomas J. Stone, or either of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on [                        ], 2014 at the Special Meeting of Shareholders to be held at [        ] on [                        ] 2014, at [        ] a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

  1.
  Merger Proposal. Adoption and approval of the Agreement and Plan of Merger dated April 7, 2014 (the "Merger Agreement"), by and between MBT Bancorp ("MBT") and MainSource Financial Group, Inc. ("MainSource"), and the merger (the "Merger") of MBT with and into MainSource contemplated thereby.

☐ For	☐ Against	☐ Abstain
  2.
  Adjournment. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and Merger described in Proposal 1.

☐ For	☐ Against	☐ Abstain

        The Board of Directors recommends a vote "FOR" the Merger Proposal (Item 1) and "FOR" the proposal to adjourn the special meeting, if necessary (Item 2).

PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY

        Information regarding the matters to be acted upon at the meeting is contained in the Notice of Special Meeting of Shareholders and Proxy Statement accompanying this proxy.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED "FOR" PROPOSAL NUMBER 1 TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER AND "FOR" PROPOSAL NUMBER 2 TO APPROVE THE ADJOURNMENT OF THE MEETING, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

        IN WITNESS WHEREOF, I have hereunto set my hand this      day of                         , 2014.

(Date)	(Signature)
(Signature, if held jointly)

        Please sign above exactly as your name(s) appears on your stock certificate. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they have signed.

        An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.

        The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.

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  Exhibit 99.1
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS MBT Bancorp West Harrison, Indiana (Please Complete, Sign, Date and Return Promptly)
PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY